Exhibit 10.6

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
2005 PHANTOM UNIT PLAN
AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) is made between Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (“TEPPCO”), and                              (the “Grantee”) effective as of       ,          (the “Effective Date”). TEPPCO considers that its interests will be served by granting the Grantee phantom units under the Texas Eastern Products Pipeline Company, LLC 2005 Phantom Unit Plan (the “Plan”) as an inducement for the Grantee to                              . The award of phantom units granted hereby (the “Award”) is subject to the terms of the Plan, a copy of which is attached hereto and incorporated by reference herein. Terms that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Plan.

IT IS AGREED:.

1.             General Terms. Subject to the terms of the Plan and this Agreement, effective as of the Effective Date, TEPPCO hereby grants to the Grantee          Phantom Units with respect to the performance period that begins on January 1, 2005, and ends on December 31, 2007 (the “Performance Period”).

2.             Performance Goal.  The  Performance Goal applicable to this Award shall be the achievement of a cumulative EBITDA for the Performance Period of an amount equal to the sum of the EBITDA targets for Target Awards established by the Committee for each of the calendar years during the Performance Period for purposes of the Texas Eastern Products Pipeline Company, LLC Management Incentive Compensation Plan  and the Texas Eastern Products Pipeline, LLC Employee Incentive Compensation Plan (the “Target Level of Performance”).

3.             Vested Percentage. The Committee shall determine a Grantee’s Vested Percentage after the Committee determines the extent to which the Performance Goal applicable to this Award has been achieved. A Grantee’s Vested Percentage applicable to this Award will be equal to the percentage of the Target Level of Performance (not less than 50 percent and not greater than 150 percent) that is achieved during the Performance Period. For example, if the Committee determines that precisely 100 percent of Target Level of Performance was achieved during the Performance Period, the Grantee’s Vested Percentage applicable to this Award will be 100 percent. If the Committeee determines that precisely 150 percent of the Target Level of Performance was achieved during the Performance Period the Grantee’s Vested Percentage applicable to this Award will be 150 percent. If the Committee determines that precisely 50 percent of the Target Level of Performance was achieved during the Performance Period (the “Base Level of Performance”) the Grantee’s Vested Percentage applicable to this Award will be 50 percent. If the Committee determines that the Base Level of Performance was not achieved during the Performance Period the Grantee’s Vested Percentage applicable to this Award will be zero percent. Notwithstanding any other provision of this Section 3, the Committee has the discretion to reduce the Grantee’s Vested Percentage as it deems appropriate if the Committee determines, in its sole discretion, that the Grantee’s Vested Percentage should be reduced due to reductions in distributions paid to Unit holders or due to any other factor(s) the Committee deems relevant.

4.             Change in Control Described in any of Paragraphs (i),(iv), or (vii) of Section 2.7 of the Plan. Notwithstanding any other provision of the Plan or this Agreement, if a Change in Control described in any of paragraphs (i),(iv), or (vii) of Section 2.7 of the Plan occurs during the three-year period that begins on January 1, 2005 and ends on December 31, 2007, and the Grantee incurs a Separation From Service in connection with such Change in Control, in lieu of any other benefit payable under the Plan with respect to this Award, within ten days after the later of the date of the Grantee’s Separation From Service or the date of the Change in Control TEPPCO (or its successor) will pay the Grantee an amount equal to product of (A) and (B) where (A) is the number of the Grantee’s Phantom Units granted under this Award and (B) is the average of the closing prices of a Unit as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System over the ten consecutive trading days immediately preceding the date of the Change in Control. For purposes of this Agreement, a Grantee will be deemed to have incurred a Separation From Service “in connection with a Change in Control” if  (A) a Change in Control occurs during the Performance Period, (B) the Grantee incurs a Separation From Service during the Performance Period and (C) (1) the Grantee’s employment with TEPPCO or its successor is terminated by TEPPCO or its successor during the Performance Period and following the Change in Control, (2) the Grantee resigns from the employ of TEPPCO or its successor for “Good Reason” before or after the Change in Control, or (3)  the Grantee’s Separation From Service occurs on or prior to the date of the Change in Control  and the Separation From Service is at the request or direction of a person who has entered into an agreement the consummation of which would constitute a Change in Control. For purposes of this Agreement, “Good Reason” for a Grantee’s resignation means the occurrence of any of the following during the Performance Period: (1) TEPPCO or its successor assigns to the Grantee any duties inconsistent with the Grantee’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with TEPPCO immediately prior to the execution of an agreement the consummation of which would constitute a Change in Control, (2) TEPPCO or its successor takes any other action that results in a material diminution in the Grantee’s position, authorities, duties or responsibilities, (3) TEPPCO or its successor reduces the Grantee’s annual base salary as in effect immediately prior to the execution of an agreement the consummation of which would constitute a Change in Control, or (4) TEPPCO or its successor relocates the Grantee’s principal place of employment to a place that outside of the 30-mile radius of the Grantee’s principal place of employment immediately prior to the Change in Control.

5.             Change in Control Described in Paragraph (ii), (iii), (v), or (vi) of Section 2.7 of the Plan. Notwithstanding any other provision of the Plan or this Agreement, if a Change in Control described in any of paragraphs (ii),(iii),(v) or (vi) of Section 2.7 of the Plan occurs during the three-year period that begins on January 1, 2005 and ends on December 31, 2007, in lieu of any other benefit payable under the Plan with respect to this Award, within ten days after the date of the Change in Control TEPPCO (or its successor) will pay the Grantee an amount equal to product of (A) and (B) where (A) is the number of the Grantee’s Phantom Units granted under this Award and (B) is the average of the closing prices of a Unit as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System over the ten consecutive trading days immediately preceding the date of the Change in Control.

6.             Negotiation and Mediation. TEPPCO and the Grantee (the “parties”) will attempt in good faith to resolve any controversy or dispute arising out of or relating to this

Agreement promptly by negotiations between or among the parties. The negotiation process may be started by notice by either party to the other party, and the parties agree to negotiate in good faith, and select an independent mediator to facilitate the negotiations and conduct up to eight consecutive hours of mediated negotiations in Houston, Texas within thirty days after the notice is first sent. If, within ten days after the initial notice the parties are not able to agree upon a mediator, the party originally giving the notice shall promptly notify American Arbitration Association (“AAA”), 140 West 51st Street, New York, New York 10020-1203, AAA will designate a mediator who is independent and impartial, and AAA’s decision about the identity of the mediator will be final and binding. It shall not be necessary to comply with the foregoing negotiation or mediation provisions in order to seek injunctive relief pursuant to the exception at the end of Section 7.

7.             No Litigation. No arbitration may be commenced by any party unless and until a negotiation complying with Section 6 has been completed, and no litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted for the sole purpose of having the award or judgment of an arbitrator entered and enforced or to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available.

8.             Binding Arbitration. If a controversy or dispute is not resolved after completion of the negotiation process described in Section 6, then, upon notice by either party to the other party (an “Arbitration Notice”) and to AAA, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Houston, Texas, in accordance with AAA’s Commercial Arbitration Rules (the “Rules”). The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained in Sections 6, 7 and 8 have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared by all parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrator, taking into account the relative fault of each party, the relative credibility and merit of all claims and defenses made by each party and the cooperation, speed and efficiency of each party in conducting the arbitration proceedings and complying with the Rules and with orders and requests of the arbitrator.

9.             Selection of Arbitrator. Promptly after the Arbitration Notice is given, AAA will select three possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have three to select from. After the panel of three potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to both of the parties, and the parties will have a period of ten days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA, and AAA shall select the arbitrator from one of the three, or less, if one or more has been found to be disqualified or removes himself from consideration (if all three are disqualified or remove themselves, then AAA shall start the arbitration-selection process over again). The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

10.           Arbitration Hearing. Within ten days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

11.           Waiver of Jury Trial. While it is the intention that all disputes be resolved pursuant to arbitration, nonetheless, in the event any matter related to this Agreement ever becomes the subject of judicial proceedings, by entering into this Agreement the Grantee agrees to and waives his right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

12.           Confidentiality of Settlement Proceedings. All aspects of any settlement proceedings, including, without limitation, discovery, testimony and other evidence, negotiations and communications pursuant to Sections 6 and 7, briefs and the award shall be held confidential by each party and the arbitrators, and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence.

13.           Notices. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as certified or registered mail with postage prepaid and addressed.

14.           Withholding Taxes. TEPPCO may withhold from all payments to be paid to the Grantee pursuant to this Agreement all taxes that, by applicable federal, state, local or other law of any applicable jurisdiction, TEPPCO is required to so withhold.

15.           Amendment and Waiver. No provision of this Agreement may be amended, modified or waived (whether by act or course of conduct or omission or otherwise) unless that amendment, modification or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.

16.           Grantee Acknowledgment. The Grantee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by TEPPCO other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

17.           Assignment by TEPPCO. TEPPCO may assign this Agreement to any successor (whether by merger, consolidation, conversion, or other business combination, purchase of TEPPCO’s stock, sale, exchange or other transfer of all or a majority of TEPPCO’s assets, or otherwise) to all or a controlling interest in TEPPCO’s business, in which case this Agreement shall be binding upon and inure to the benefit of such successors and assigns.

18.           Negotiated Transaction. The parties hereto (i) agree that the provisions of this Agreement were negotiated by the parties hereto, that each of the parties hereto has had the opportunity to be represented by counsel during the negotiation and execution of this Agreement, and that this Agreement shall be deemed to have been drafted by all of the parties hereto and, therefore, (ii) waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

19.           Governing Law. The validity, interpretation, construction and enforceability of this Agreement shall be governed by the laws of the State of Texas  without giving effect to a choice or conflict of law provision or rule of such state.

20.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

21.           Headings; Gender and Number. The section headings have been inserted for purposes of convenience only and shall not be used for interpretive purposes. If the context requires it, words of one gender when used in this Agreement shall include the other genders, and words used in the singular or plural shall include the other.

22.           Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and supersedes all previous written or oral representations, agreements, commitments and understandings between the parties, whether expressed or implied. The terms of this Agreement do not amend or affect in any way any other agreements or understandings between TEPPCO and the Grantee.

23.           Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the validity or unenforceability of this provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

24.           Spousal Acknowledgement and Consent. The Spouse of the Grantee is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property or other interest such Spouse may now or hereafter own. The Spouse of the Grantee agrees that the termination of such Spouse’s marital relationship with the Grantee for any reason shall not have the effect of removing any such interest from the coverage of this Agreement and that such Spouse’s awareness, understanding, consent and agreement to all of the provisions hereof is evidenced by such Spouse’s execution and delivery of this Agreement.

IN WITNESS WHEREOF, TEPPCO, the Grantee and the Spouse of the Grantee have executed this Agreement effective as of the Effective Date.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:

Name:

Title:

GRANTEE:

Name:

SPOUSE:

Name: